Exhibit 99.1

NEWS RELEASE For more information, contact: Paul D. Borja Executive Vice President / CFO (248) 312-2000
FOR IMMEDIATE RELEASE
FLAGSTAR REPORTS 2008 THIRD QUARTER RESULTS
TROY, Mich. (October 30, 2008) — Flagstar Bancorp, Inc. (NYSE:FBC), the holding company for Flagstar Bank FSB, today reported a 2008 third quarter net loss of $62.1 million, or $(0.79) per share (diluted). On a linked-quarter basis, Flagstar had net earnings of $15.7 million, or $0.22 per share (diluted). On a prior year basis, third quarter 2007 net loss was $32.1 million, or $(0.53) per share (diluted). For the nine months ended September 30, 2008, Flagstar’s net loss was $56.9 million, or $(0.83) per share (diluted), as compared to a net loss of $9.2 million, or $(0.15) per share (diluted) for the same period 2007.
Total assets at September 30, 2008 were $14.2 billion as compared to $14.6 billion at June 30, 2008 and $15.8 billion at December 31, 2007.
“Although we continue to have positive margins in our core operations — net interest margin, gain on loan sales and income from our servicing portfolio, those margins were more than offset by several significant credit and asset disposition charges. These charges, in total, represent $162.7 million in pre tax cost,” said Mark T. Hammond, Vice Chairman and Chief Executive Officer.
Operations
Three Months Ended September 30, 2008
For the third quarter 2008, our net loss $62.1 million reflects $162.7 million in significant credit and asset disposition charges, as follows:
The net loss for the third quarter 2008 reflected an increase in provision for loan losses to $89.6 million as compared to $43.8 million for the second quarter of 2008, resulting in a $70 million increase to the allowance for loan losses.
Loan administration income decreased to $25.7 million as compared to $35.8 million for the second quarter 2008, which can be attributed to a $17.1 million loss associated with the failure of Lehman Brothers and its inability to honor a commitment to purchase $65 million in excess servicing.
Gain on loan sales declined to $22.2 million as compared to $43.8 million for the second quarter 2008, in part due to a $17.3 million increase in hedging costs in a volatile market and a $1.3 billion decline in loan sales.
An additional mark down of $12.9 million on trading securities was recorded in the third quarter 2008 as compared to the $4.1 million in the second quarter 2008.
Non interest expense increased to $119.2 million as compared to $93.7 million in the second quarter of 2008, which includes a markdown in real estate owned of $18.0 million, a $9.9 million reserve for loss on commercial letters of credit and a $4.1 million addition to loss reserves in Flagstar Reinsurance, a wholly-owned subsidiary.

Nine Months Ended September 30, 2008
For the nine months ended September 30, 2008, net interest income before provision for loan losses increased to $176.0 million as compared to $155.8 million for the same period in 2007, despite a smaller base of interest earning assets.
Loan administration income increased to $46.0 million as compared to $10.1 million for the same period in 2007, as a result of an increase in the average loans serviced for others balance to $43.3 billion as compared to $20.4 billion
Gain on loan sales increased to $129.4 million as compared to $37.2 million for the same 2007 period.
The benefit of these increases was offset by an increase in the provision for loan losses to $167.7 million as compared to $49.9 million for the same period in 2007, which includes an $120.0 million increase to the allowance for loan losses in 2008 as compared to $32.0 million during the same period in 2007, an impairment of residuals of $26.5 million as compared to a $1.9 million recovery for the same 2007 period, and an increase in non- interest expense to $302.1 million as compared to $216.9 million for the same period in 2007. The increase in non-interest expense for 2008 includes a $29.8 million mark down in real estate owned, $11.0 million of reserve for losses on commercial letters of credit and a $4.1 million addition to loss reserves in Flagstar Reinsurance, a wholly-owned subsidiary.
Funding Sources
Flagstar’s primary sources of funds are deposits, loan repayments and sales, advances from the Federal Home Loan Bank of Indianapolis (FHLB), cash generated from operations, customer escrow accounts and security repurchase agreements. Retail deposits were $4.8 billion at September 30, 2008, as compared to $5.0 billion at June 30, 2008 and $5.1 billion at December 31, 2007. At September 30, 2008, Flagstar had a $7.0 billion line of credit with the FHLB, which was collateralized to $5.6 billion, and an $800 million undrawn line of credit at the Federal Reserve discount window.
Capital
At September 30, 2008, Flagstar Bank remained “well-capitalized” for regulatory purposes, with capital ratios of 6.29% for core capital and 11.10% for total risk-based capital.
Net Interest Margin
Flagstar Bank increased its net interest margin to 1.93% for the 2008 third quarter as compared to 1.89% for the second quarter 2008 and 1.52% for the third quarter 2007. For the nine months ended September 30, 2008, its net interest margin was 1.84% as compared to 1.45% for the nine months ended September 30, 2007.
Retail Banking Operations
Flagstar Bank had 173 retail banking branches at September 30, 2008 as compared to 170 branches at June 30, 2008 and 158 branches at September 30, 2007.
Mortgage Banking Operations
Loan production for third quarter 2008 decreased to $6.7 billion, substantially all of which were residential loans, as compared to loan originations of $8.2 billion, including $8.1 billion in residential loans, in second quarter 2008 and as compared to loan originations of $6.8 billion, including $6.6 billion of residential loans, in third quarter of 2007.

For the nine months ended September 30, 2008, loan production increased 14.5% to $22.9 billion, including $22.6 billion of residential loans, as compared to $20.0 billion, including $19.2 billion of residential loans, for the nine months ended September 30, 2007.
The gain on loan sales and securitization margin was 33 basis points for the quarter ended September 30, 2008, as compared to 54 basis points for the second quarter 2008 and a negative 29 basis points for the third quarter 2007. The decline in the third quarter 2008 was due principally to a $12 million LOCOM adjustment related to the transfer of $326.5 million in loans from the available for sale portfolio to the held for investment portfolio which resulted in a 18 basis point reduction in gain on loan sales and securitization margin, as well as the market volatility associated with hedging the mortgage pipeline . For the nine months ended September 30, 2008, the gain on sale margin increased to 59 basis points as compared to 21 basis points for the same period in 2007.
At September 30, 2008, the unpaid principal balances of loans associated with Flagstar’s mortgage servicing rights portfolio totaled $51.8 billion and had a weighted average service fee of 33.6 basis points. This was an increase from $45.8 billion at June 30, 2008 with a weighted average servicing fee of 34.2 basis points and $26.7 billion at September 30, 2007 with an average weighted servicing fee of 36.4 basis points.
Asset Quality
Non-performing assets, net of any FHA-insured assets, which include non-performing loans (loans 90 days or more past due, and matured loans), real estate owned and repurchased assets, increased to $548.3 million at September 30, 2008, from $462.4 million at June 30, 2008 and $221.0 million at September 30, 2007. Total non-performing loans, net of any FHA-insured assets, increased to $413.7 million (4.53% of loans held for investment) at September 30, 2008 as compared to $332.5 million (3.66% of loans held for investment) at June 30, 2008 and $127.5 million (1.81% of loans held for investment) at September 30, 2007.
Of the non-performing assets, non-performing residential first mortgage loans increased to $304.8 million, net of any FHA-insured assets, at September 30, 2008, as compared to $232.6 million at June 30, 2008 and $92.1 million at September 30, 2007. Single-family residential first mortgage loans held for investment at September 30, 2008 had an average original FICO credit score of 719 and an average original loan-to-value ratio of 73.9%. Non-performing commercial real estate mortgages increased to $82.7 million at September 30, 2008 as compared to $80.7 million at June 30, 2008 and $30.4 million at September 30, 2007. Non-performing commercial real estate loans are individually evaluated for impairment and may not require a specific loan loss reserve depending upon the sufficiency of collateral or cash flows.
Real estate owned net of any FHA-insured assets, increased to $119.2 million at September 30, 2008 from $118.6 million at June 30, 2008 and $84.2 million at September 30, 2007. Repurchased assets were $15.4 million at September 30, 2008 as compared to $11.3 million at June 30, 2008 and $9.3 million at September 30, 2007.
Net charge-offs of loans were $19.6 million for the third quarter 2008 as compared to $11.2 million for the second quarter 2008 and $5.8 million for the third quarter 2007. The provision for loan losses was $89.6 million for the third quarter 2008 as compared to $43.8 million for the second quarter 2008 and $30.2 million for the third quarter 2007. As a result, the allowance for loan losses increased to $224 million (2.45% of loans held for investment) at September 30, 2008 as compared to $154.0 million (1.69% of loans held for investment) at June 30, 2008 and $77.8 million (1.11% of loans held for investment) at September 30, 2007.

As Previously Announced
The Company’s quarterly earnings conference call will be held on Friday, October 31, 2008 from 11 a.m. until 12 noon (Eastern).
Questions for discussion at the conference call may only be submitted in advance by e-mail to investors@flagstar.com.
The conference call and accompanying slide presentation will be webcast live on the Investor Relations section of the Company’s Web site, www.flagstar.com, with replays available at that site for at least 10 days.
To listen by telephone, please call at least 10 minutes prior to the start of the conference call at (719)325-4809 or toll free at (877)719-9801, passcode: 3943360.
Flagstar Bancorp, with $14.2 billion in total assets, is the largest publicly held savings bank headquartered in the Midwest. At September 30, 2008, Flagstar operated 173 banking centers in Michigan, Indiana and Georgia and 111 home loan centers in 21 states. Flagstar Bank originates loans nationwide and is one of the leading originators of residential mortgage loans.
The information contained in this release is not intended as a solicitation to buy Flagstar Bancorp, Inc. stock and is provided for general information. This release contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
Summary of Consolidated	September 30,	June 30,	September 30,
Statements of Operations	2008	2008	2007
Interest income	$188,537	$200,564	$237,151
Interest expense	(128,696)	(139,165)	(183,215)

Net interest income	59,841	61,399	53,936
Provision for loan losses	(89,612)	(43,833)	(30,195)

Net interest income after provision	(29,771)	17,566	23,741
Non-interest income
Loan fees and charges, net	777	617	(218)
Deposit fees and charges	7,183	6,815	5,808
Loan administration	25,655	37,370	4,333
Net gain (loss) on loan sales and securitizations	22,152	43,826	(17,457)
Net gain (loss) on sales of securities available for sale	149	4,869	(2,944)
Gain (loss) on MSR sales, net	896	(834)	456
Unrealized (loss) gain on trading securities	(12,899)	(4,104)	1,914
Other income	9,475	11,718	9,376

Total non-interest income	53,388	100,277	1,268
Non-interest expenses
Compensation and benefits	(54,487)	(54,411)	(44,653)
Commissions	(26,298)	(30,788)	(18,136)
Occupancy and equipment	(19,492)	(20,471)	(17,622)
Asset resolution	(18,019)	(8,039)	(1,952)
General and administrative	(30,519)	(13,510)	(14,137)

Total non-interest expense	(148,814)	(127,219)	(96,500)
Capitalized direct cost of loan closing	29,651	33,483	23,240

Total non-interest expense after capitalized direct cost of loan closing	(119,164)	(93,736)	(73,260)

(Loss) earnings before federal income tax	(95,547)	24,107	(48,251)
Benefit (provision) for federal income taxes	33,456	(8,361)	16,196

Net (loss) earnings	$(62,091)	$15,746	$(32,055)

Basic (loss) earnings per share	$(0.79)	$0.24	$(0.53)

Diluted (loss) earnings per share	$(0.79)	$0.22	$(0.53)

Dividends paid per common share	N/A	N/A	$0.10
Dividend payout ratio	N/A	N/A	(18.8)%
Net interest spread — Consolidated	1.74%	1.77%	1.27%
Net interest margin — Consolidated	1.82%	1.80%	1.36%
Interest rate spread — Bank only	1.78%	1.82%	1.35%
Net interest margin — Bank only	1.93%	1.89%	1.52%
Return on average assets	(1.72)%	0.41%	(0.77)%
Return on average equity	(32.15)%	8.39%	(17.08)%
Efficiency ratio	105.24%	79.54%	132.71%
Average interest earning assets	$12,870,503	$13,677,016	$15,694,934
Average interest paying liabilities	$12,794,464	$13,606,212	$15,233,024
Average stockholders’ equity	$772,661	$750,978	$750,570
Equity/assets ratio (average for the period)	5.34%	4.91%	4.51%
Ratio of charge-offs to average loans held for investment	0.83%	0.50%	0.33%

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Nine Months Ended
Summary of Consolidated	September 30,	September 30,
Statements of Operations	2008	2007

Interest income	$599,954	$680,185
Interest expense	(423,916)	(524,360)

Net interest income	176,038	155,825
Provision for loan losses	(167,708)	(49,941)

Net interest income after provision	8,330	105,884
Non-interest income
Loan fees and charges, net	2,278	1,257
Deposit fees and charges	20,029	16,496
Loan administration	45,980	10,097
Net gain on loan sales and securitizations	129,403	35,841
Net gain (loss) on sales of securities available for sale	5,019	(2,215)
Gain on MSR sales, net	348	6,181
Unrealized (loss) gain on trading securities	(26,485)	1,914
Other income	29,768	29,039

Total non-interest income	206,340	98,610
Non-interest expenses
Compensation and benefits	(165,524)	(129,924)
Commissions	(86,401)	(52,959)
Occupancy and equipment	(59,816)	(51,446)
Asset resolution	(29,799)	(6,912)
General and administrative	(55,965)	(41,232)

Total non-interest expense	(397,505)	(282,473)
Capitalized direct cost of loan closing	95,437	65,581

Total non-interest expense after capitalized direct cost of loan closing	(302,068)	(216,892)

Loss before federal income tax	(87,398)	(12,398)
Benefit for federal income taxes	30,454	3,233

Net loss	$(56,944)	$(9,165)

Basic loss per share	$(0.83)	$(0.15)

Diluted loss per share	$(0.83)	$(0.15)

Dividends paid per common share	N/A	$0.30

Dividend payout ratio	N/A	(197.3%)
Net interest spread — Consolidated	1.64%	1.29%
Net interest margin — Consolidated	1.73%	1.38%
Interest rate spread — Bank only	1.69%	1.29%
Net interest margin — Bank only	1.84%	1.45%
Return on average assets	(0.50)%	(0.08)%
Return on average equity	(10.29)%	(1.57)%
Efficiency ratio	79.00%	85.24%
Average interest earning assets	$13,609,567	$15,063,143
Average interest paying liabilities	$13,534,108	$14,802,878
Average stockholders’ equity	$738,139	$776,989
Equity/assets ratio (average for the period)	4.88%	4.79%
Ratio of charge-offs to average loans held for investment	0.71%	0.34%

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

Summary of the Consolidated	September 30,	June 30,	December 31,	September 30,
Statements of Financial Condition:	2008	2008	2007	2007

Total assets	$14,159,369	$14,605,993	$15,791,095	$16,564,999
Mortgage backed securities held to maturity	—	—	1,255,431	1,343,778
Investment securities available for sale	1,041,446	978,033	1,308,608	1,216,186
Loans held for sale	1,961,352	2,706,372	3,511,310	5,604,041
Loans held for investment, net	8,910,884	8,937,262	8,030,397	6,956,932
Allowance for loan losses	224,000	154,000	104,000	77,800
Mortgage servicing rights	732,151	672,385	413,986	340,814
Deposits	7,420,804	7,478,188	8,236,744	8,485,556
FHLB advances	5,438,000	5,736,000	6,301,000	6,392,000
Repurchase agreements	108,000	108,000	108,000	468,668
Stockholders’ equity	676,471	801,764	692,978	728,906

Other Financial and Statistical Data:
Equity/assets ratio	4.78%	5.49%	4.39%	4.40%
Core capital ratio	6.29%	6.70%	5.78%	5.78%
Total risk-based capital ratio	11.10%	11.65%	10.66%	10.65%
Book value per common share	$8.09	$10.45	$11.50	$12.09
Shares outstanding	83,627	72,337	60,271	60,271
Average shares outstanding	68,301	63,159	61,152	61,450
Average diluted shares outstanding	68,301	66,260	61,509	61,874
Loans serviced for others	$51,830,707	$45,830,865	$32,487,337	$26,665,052
Weighted average service fee (bps)	33.6	34.2	36.0	36.4
Value of mortgage servicing rights	1.41%	1.47%	1.27%	1.28%
Allowance for loan losses to non performing loans	54.1%	46.3%	52.8%	61.0%
Allowance for loan losses to loans held for investment	2.45%	1.69%	1.28%	1.11%
Non performing assets to total assets	3.87%	3.17%	1.90%	1.34%
Number of bank branches	173	170	164	158
Number of loan origination centers	111	121	143	151
Number of employees (excluding loan officers & account executives)	3,291	3,389	3,083	2,939
Number of loan officers and account executives	736	791	877	852

Loan Originations
(Dollars in millions)
(unaudited)

	For the Three Months Ended
	September 30,		June 30,		September 30,
Loan type	2008		2008		2007
Residential mortgage loans	$6,681	99.5%	$8,060	98.6%	$6,566	96.1%
Consumer loans	11	0.2	46	0.6	87	1.3
Commercial loans	23	0.3	71	0.8	176	2.6

Total loan production	$6,715	100.0%	$8,177	100.0%	$6,829	100.0%

	For the Nine Months Ended
	September 30,		September 30,
Loan type	2008		2007
Residential mortgage loans	$22,600	98.7%	$19,218	96.1%
Consumer loans	106	0.5	300	1.5
Commercial loans	195	0.8	485	2.4

Total loan production	$22,901	100.0%	$20,003	100.0%

Loans Held for Investment
(Dollars in thousands)
(unaudited)

Description	September 30, 2008		June 30, 2008
First mortgage loans	$6,134,305	67.2%	$6,042,770	66.5%
Second mortgage loans	291,523	3.2	294,783	3.2
Commercial real estate loans	1,737,152	19.0	1,706,191	18.8
Construction loans	65,814	0.7	71,345	0.8
Warehouse lending	344,731	3.8	423,356	4.7
Consumer loans	536,759	5.9	529,034	5.8
Non-real estate commercial	24,600	0.2	23,783	0.2

Total loans held for investment	$9,134,884	100.0%	$9,091,262	100.0%

Description	December 31, 2007		September 30, 2007
First mortgage loans	$5,823,952	71.6%	$4,938,083	70.2%
Second mortgage loans	56,516	0.7	58,224	0.8
Commercial real estate loans	1,542,104	19.0	1,463,222	20.8
Construction loans	90,401	1.1	88,018	1.3
Warehouse lending	316,719	3.9	175,496	2.5
Consumer loans	281,746	3.4	291,889	4.1
Non-real estate commercial	22,959	0.3	19,800	0.3

Total loans held for investment	$8,134,397	100.0%	$7,034,732	100.0%

Allowance for Loan Losses
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Description	(000’s)	(000’s)	(000’s)	(000’s)	(000’s)
Beginning Balance	$(154,000)	$(121,400)	$(53,400)	$(104,000)	$(45,779)
Provision for losses	(89,612)	(43,833)	(30,196)	(167,708)	(49,941)
Charge offs, net of recoveries
First mortgage loans	12,853	9,006	3,004	27,753	7,630
Second mortgage loans	330	733	899	1,299	4,286
Commercial R/E loans
Development	—	—	—	6,432	—
Other	4,050	13	378	5,853	378
Construction loans	84	58	—	169	—
Warehouse	121	93	—	832	—
Consumer
HELOC	1,566	812	735	3,351	3,808
Other consumer loans	205	206	531	970	1,024
Other	403	312	251	1,049	794

Charge-offs, net of recoveries	19,612	11,233	5,796	47,708	17,920

Ending Balance	$(224,000)	$(154,000)	$(77,800)	$(224,000)	$(77,800)

Composition of Allowance for Loan Losses
As of September 30, 2008
(In thousands)

	General	Specific
Description	Reserves	Reserves	Total
First mortgage loans	$90,865	$3,357	$94,222
Second mortgage loans	4,911	—	4,911
Commercial real estate loans	39,781	63,490	103,271
Construction loans	1,206	1,801	3,007
Warehouse lending	3,488	—	3,488
Consumer loans	10,975	429	11,404
Non-real estate commercial	259	17	276
Other and unallocated	3,421	—	3,421

Total allowance for loan losses	$154,906	$69,094	$224,000

Gain (Loss) on Loan Sales and Securitizations
(Dollars in millions)
(unaudited)

	For the Three Months Ended
	September 30,		June 30,		September 30,
	2008		2008		2007
Description	(000’s)	bps	(000’s)	bps	(000’s)	bps

Gain on loan sales	$98,806	147	$107,234	132	$42,233	71
Hedging costs	(11,295)	(17)	6,044	7	(32,311)	(54)
LOCOM adjustments	(12,032)	(18)	(22,474)	(28)	(127)	—
Provision to SMR	(2,376)	(3)	(2,813)	(3)	(2,697)	(5)
Credit losses	19	—	(2,279)	(3)	(543)	(1)
Loan level pricing adjustments	(50,505)	(75)	(46,027)	(57)	(23,315)	(39)
Other transaction costs	(482)	(1)	(372)	—	(697)	(1)

Net gain (loss) on loan sales	22,135	33	39,313	48	$(17,457)	(29)
Net gain (loss) on securitizations	17	—	4,513	6	—	—

Net gain (loss) on loan sales and securitizations	$22,152	33	$43,826	54	$(17,457)	(29)

Total loan sales and securitizations	$6,809,608		$8,106,544		$5,955,396

	For the Nine Months Ended
	September 30,		September 30,
	2008		2007
	(000’s)	bps	(000’s)	bps

Gain on loan sales	$302,975	134	$109,806	64
Hedging costs	3,848	2	(9,533)	(6)
LOCOM adjustments	(34,731)	(16)	(216)	—
Provision to SMR	(8,188)	(4)	(7,239)	(4)
Credit losses	(6,698)	(3)	(1,344)	(1)
Loan level pricing adjustments	(128,051)	(58)	(51,897)	(30)
Other transaction costs	(1,420)	(1)	(3,476)	(2)

Net gain on loan sales	127,735	54	36,201	21
Net gain (loss) on securitizations	1,668	5	(260)	—

Net gain on loan sales and securitizations	$129,403	59	$35,841	21

Total loan sales and securitizations	$22,076,479		$16,975,645

Asset Quality
(Dollars in thousands)
(unaudited)

	September 30, 2008		June 30, 2008
		% of		% of
		Total loans		Total loans
Days delinquent	Balance	held for investment	Balance	held for investment

30	$107,313	1.2%	$95,310	1.0%
60	110,943	1.2	69,930	0.8
90 + and Matured Delinquent	413,717	4.5	332,540	3.6

Total	$631,973	6.9%	$497,780	5.4%

Total loans held for investment	$9,134,884		$9,091,262

	December 31, 2007		September 30, 2007
		% of		% of
		Total loans		Total loans
Days delinquent	Balance	held for investment	Balance	held for investment

30	$59,811	0.7%	$73,382	1.1%
60	70,450	0.9	44,481	0.6
90 + and Matured Delinquent	197,149	2.4	127,506	1.8

Total	$327,410	4.0%	$245,369	3.5%

Total loans held for investment	$8,134,282		$7,034,732

	Non-Performing Loans and Assets at
	September 30,	June 30,	December 31,	September 30,
	2008	2008	2007	2007

Non-performing loans	$413,717	$332,540	$197,149	$127,506
Real estate owned	119,205	118,582	95,074	84,248
Repurchased assets/non-performing assets	15,377	11,299	8,079	9,261

Non-performing assets	$548,299	$462,420	$300,302	$221,015

Non-performing loans as a percentage of investment loans	4.53%	3.66%	2.42%	1.81%
Non-performing assets as a percentage of total assets	3.87%	3.17%	1.90%	1.34%

Deposit Portfolio
(Dollars in thousands)
(unaudited)

	September 30, 2008		June 30, 2008
Description	Balance	Rate	Balance	Rate

Demand deposits	$419,109	0.63%	$455,523	0.65%
Savings deposits	410,069	2.50	441,017	2.39
Money market deposits	520,664	2.68	544,390	2.47
Certificates of deposits	3,418,840	4.05	3,597,842	4.27

Total retail deposits	4,768,682	3.47	5,038,772	3.58
Company controlled custodial deposits	468,715	—	587,655	—
Municipal deposits / CDARS	1,213,150	3.17	893,901	3.01
Wholesale deposits	970,257	4.59	957,860	4.78

Total deposits	$7,420,804	3.35%	$7,478,188	3.39%

	December 31, 2007		September 30, 2007
Description	Balance	Rate	Balance	Rate

Demand deposits	$436,239	1.60%	$392,872	1.59%
Savings deposits	237,762	2.90	171,381	2.30
Money market deposits	531,587	3.86	562,039	4.04
Certificates of deposits	3,870,828	4.99	3,863,249	5.07

Total retail deposits	5,076,416	4.48	4,989,541	4.59
Company controlled custodial deposits	473,384	—	357,207	—
Municipal deposits / CDARS	1,545,395	5.04	1,930,679	5.42
Wholesale deposits	1,141,549	4.64	1,208,129	4.51

Total deposits	$8,236,744	4.35%	$8,485,556	4.57%